UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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CARACO PHARMACEUTICAL LABORATORIES, LTD

_________________________________________________________

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CARACO PHARMACEUTICAL LABORATORIES, LTD.

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2009

CARACO PHARMACEUTICAL LABORATORIES, LTD.

1150 Elijah McCoy Drive

Detroit, Michigan 48202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2009

July 29, 2009

Dear Shareholder,

We invite you to attend our 2009 Annual Meeting of Shareholders at 11:00 a.m., Eastern Daylight Saving Time, on September 14, 2009 at the The Ritz-Carlton, Dearborn, 300 Town Center Drive, Dearborn, Michigan 48126.

The annual report, which is enclosed, summarizes Caraco’s major developments during Fiscal 2009 and includes the Fiscal 2009 financials.

Whether or not you plan to attend the Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD.

Sincerely,

Jitendra N. Doshi
Chief Executive Officer

CARACO PHARMACEUTICAL LABORATORIES, LTD.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	September 14, 2009
Time:	11:00 a.m., Eastern Daylight Saving Time
Place:	Ritz Carlton Hotel 300 Town Center Drive Dearborn, Michigan 48126

We invite you to attend the Caraco Pharmaceutical Laboratories, Ltd. Annual Meeting of Shareholders to:
1.	Elect three directors for three-year terms expiring in 2012 and upon the election and qualification of their successors.

2.	Transact any other business that is properly submitted before the Annual Meeting or any adjournment(s) of the Meeting

The record date for the Meeting is July 20, 2009 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Caraco is mailing this Notice of Annual Meeting to those shareholders.

A proxy statement, proxy card and an annual report are enclosed with this Notice. Whether or not you plan to attend the Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card.

A list of shareholders who can vote at the Annual Meeting will be available for inspection by shareholders at the Meeting and for ten days prior to the Meeting during regular business hours at the offices of Caraco, 1150 Elijah McCoy Drive, Detroit, MI 48202.

By Order of the Board of Directors,

Jitendra N. Doshi
Chief Executive Officer

July 29, 2009

_______________________________________________________________________________

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to Be Held on September 14, 2009.

This Notice of Annual Meeting of Shareholders, Proxy Statement and our 2009 Annual Report are available at https://materials.proxyvote.com/14075T.

You may obtain directions to the annual meeting by sending a written request to Caraco Pharmaceutical Laboratories, Ltd., Attention: Director, Human Resources, 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

1150 Elijah McCoy Drive

Detroit, Michigan 48202

2009 PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q:	What is a proxy?

A:

A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Caraco’s Board of Directors is soliciting this proxy. You may also abstain from voting.

2.	Q:	What is a proxy statement?

A:

A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card. Caraco’s proxy statement, together with its enclosed proxy card, was first mailed to shareholders on or about July 29, 2009.

3.	Q:	Who can vote?

A:

Only holders of Caraco’s common stock at the close of business on July 20, 2009, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the Meeting.

4.	Q:	How do I vote if my stock is held in “street name?”

A:

If your Caraco common stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in “street name.” As a beneficial owner, you do not have the right to vote your stock. Only the “record holder” of the stock has such rights. If you wish to vote your stock, you should either (i) obtain a legal proxy from the record holder of the stock appointing you as its legal proxy or (ii) instruct the record holder how you would like the record holder to vote the stock you own.

5.	Q:	What will I vote on at the Meeting?

	A:	At the Annual Meeting, shareholders will vote to:

1. Elect three directors for three-year terms expiring in 2012 and upon the election and qualification of their successors.

2. Transact any other business that is properly submitted before the Annual Meeting or any adjournment(s) of the Meeting.

6.	Q:	Who can attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting only if you were a Caraco shareholder as of the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

The Meeting will begin promptly at 11:00 a.m., local time. Check-in will begin at 10:30 a.m., and you should allow ample time for the check-in procedures.

7.	Q:	How does the Board of Directors recommend I vote on the proposal[s]?

	A:	The Board of Directors recommends a vote“FOR” all of the nominees listed in Proposal 1.
8.	Q:	How can I vote?

A:

You can vote in person or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. If you return your signed proxy card to American Stock Transfer before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

	1.	giving written notice of revocation to Donna Griffith, Director, Human Resources, of Caraco, at 1150 Elijah McCoy Drive, Detroit, Michigan 48202;

	2.	submitting another proxy that is properly signed and later dated;

	3.	voting in person at the Meeting (but only if the shares are registered in Caraco’s records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party).

9.	Q:	What is a quorum?

A:

There were 38,002,194 shares of Caraco’s common stock outstanding on the Record Date. A majority of the outstanding shares, or 19,001,098 shares, present or represented by proxy, constitutes a quorum. For purposes of a quorum, abstentions and broker non-votes are included. A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals. A broker non-vote may also occur if your broker fails to vote your shares for any reason. A quorum must exist to conduct business at the Annual Meeting.

10.	Q:	How does voting work?
	A:	If a quorum exists, each director must receive the favorable vote of a majority of the shares voted, present in person or represented by proxy, but excluding broker non-votes and abstentions.

Caraco will vote properly executed Proxies it receives prior to or at the Meeting in the way you direct.If you sign the proxy card but do not specify instructions, the shares represented by Proxies will be voted “FOR” the nominees for directors. No other matters are currently scheduled to be presented at the Meeting. If any matter or matters are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying accompanying proxy card to vote the shares represented by the proxy card as they determine.

11.	Q:	Who pays for the costs of the Meeting?
A:

Caraco pays the cost of preparing and printing the proxy statement and soliciting proxies. Caraco will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone. Caraco will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of Caraco’s common stock.

12.	Q:	When are shareholder proposals for the 2010 Annual Meeting due?

A:

All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to the Secretary of Caraco Pharmaceutical Laboratories, Ltd., 1150 Elijah McCoy Drive, Detroit, Michigan 48202, before March 31, 2010.

13.	Q:	How may a shareholder communicate with the Board of Directors?

A:

Shareholders may communicate with the Board of Directors or any member of the Board of Directors by sending a letter addressed to the Board of Directors, c/o Donna Griffith, Director, Human Resources, at 1150 Elijah McCoy Drive, Detroit, Michigan 48202. The Board of Directors’ policy is to have all shareholder communications compiled by the Director, Human Resources and forwarded directly to the Board or the director as indicated in the letter. All letters will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

PROPOSAL 1 – ELECTION OF DIRECTORS

Election of Board of Directors

Caraco’s Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting, Caraco shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on three candidate directors. Based on the recommendation of the Board of Directors, the following individuals, each of whom is a current director, are recommended for re-election: Dilip S. Shanghvi, Gurpartap Singh Sachdeva and John D. Crissman. Mr. Shanghvi has been a director since 1997, Mr. Sachdeva has been a director since 2008 and Dr. Crissman has been a director since 2005. Each of the nominees has consented to his nomination and has agreed to serve as a director of Caraco if elected.

If any director is unable to stand for re-election, Caraco may vote the shares to elect any substitute nominee recommended by the Board of Directors. If the Board of Directors does not recommend any substitute nominee, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

Caraco’s Board of Directors recommends a vote“FOR” these nominees.

		NOMINEES FOR DIRECTORS’ TERMS EXPIRING 2012

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Dilip S. Shanghvi	53	Mr. Shanghvi has served as Chairman of the Board of Directors of Caraco since 1997. Mr. Shanghvi is the founder of Sun Pharmaceutical Industries Limited (“Sun Pharma”), its Managing Director since its inception in 1993, responsible for marketing, research and development and human resource development, and its Chairman since 1999. Also, since March 2007 Mr. Shanghvi has been the Chairman and Managing Director of Sun Pharma Advanced Research Company Ltd. Mr. Valia is Mr. Shanghvi’s brother-in-law.	1997

Gurpartap Singh Sachdeva	40	Mr. Singh currently serves as Senior Vice President – Business Strategies (since July 2007); previously Vice President – Sales and Marketing (September 2003 to July 2007) and National Sales and Marketing Manager (September 2000 to September 2003). From May 1998 to September 2000, Mr. Singh was the Manager of Bulk Drugs for Sun Pharma.	2008

Dr. John D. Crissman	70

Dr. Crissman is a tenured professor (since 1990) in the Department of Pathology of Wayne State University’s School of Medicine in Detroit, Michigan. Since 2008, Dr. Crissman has been the majority-owner and the President of Integrated Laboratory Automation Solutions, Inc. (a privately-held manufacturer of hardware and software for clinical laboratories). Dr. Crissman was Dean of Wayne State University’s School of Medicine from June 1999 to October 2004. During this same period, he also held the positions of President, Academic Health Center Services, and Senior Vice President for Medical Affairs at the Detroit Medical Center. From 1990 through June 1999, Dr. Crissman was the Chair of Pathology of Wayne State University’s School of Medicine and Specialist-in-Chief, Pathology and Laboratory Service, at the Detroit Medical Center.

			2005

		DIRECTORS’ TERMS EXPIRING 2011

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Jitendra N. Doshi	59

Mr. Doshi has been appointed as Caraco’s interim Chief Executive Officer effective July 2009. From 2006 to July 2009, he served as the Executive Director of Sun Pharmaceutical Industries, Inc., a generic pharmaceutical company and wholly-owned subsidiary of Sun Pharma. Mr. Doshi has served Caraco in the following positions: Chief Financial Officer (November 2002 to January 2007), Chief Operating Officer (November 2002 to January 2007), interim Chief Executive Officer (September 2003 to May 2005) and Senior Vice President-Commercial (April 2001 to November 2002). From September 1999 to April 2001, Mr. Doshi was employed by Sun Pharma as General Manager – Operations. From 1991 to 1999, Mr. Doshi was Managing Director of Aqua Bearing Ltd., an auto parts manufacturer organized under the laws of the Commonwealth of India.

			2009

Sailesh T. Desai	55	Mr. Desai has served as a full-time director of Sun Pharma since 1999, responsible for domestic marketing of some of the divisions dealing in specific therapy segments of pharmaceutical formulations. From 1994 to 1998, Mr. Desai was the principal shareholder and Managing Director of Milmet Laboratories, Pvt. Ltd., a manufacturer and marketer of ophthalmic solutions which was organized under the laws of the Commonwealth of India and merged into Sun Pharma in 1998.	2000

Georges Ugeux	64

In October 2003, Mr. Ugeux founded Galileo Global Advisors LLC (a company offering strategic advice on international business development). From September 1996 to October 2003, Mr. Ugeux was a Group Executive Vice President, International and Research and a member of the Office of the Chief Executive of NYSE. From 1995 until September 1996, Mr. Ugeux served as President of the European Investment Fund. From 1992 until 1995, Mr. Ugeux was President of Kidder, Peabody Europe as well as Managing Director while serving as a member of the Managing Committee of the Board of Directors of Kidder, Peabody, Inc. From 1988 until 1992, Mr. Ugeux was Group Finance Director at Societe Generale de Belgique, a Belgian diversified industrial and financial conglomerate.

			2004

		DIRECTORS’ TERMS EXPIRING 2010

Directors	Age	Principal Occupation and Business Experience During Past 5 Years and other Directorships	Director Since

Timothy S. Manney	50	Since May 2002, Mr. Manney has been President and Director of Synova, Inc. (a privately-held information technology staffing and creative–services consulting firm). From 1990 to 2001, Mr. Manney served as the Chief Financial Officer of Covansys Corporation (a publicly-held information technology solutions company).	2004

Madhava Reddy	51	Mr. Reddy is President and Chief Executive Officer of HTC Global Services, Inc., a private Michigan corporation he organized in 1992. HTC Global Services is a global information and technology service and solution provider. HTC Global Services currently has offices in Australia, Canada, India, Malaysia, Singapore, and the United Kingdom, and has its corporate offices in Troy, Michigan.	2005

Sudhir V. Valia	53	Mr. Valia joined Sun Pharma as a director in January 1994 and has been a full-time director since his appointment in April 1994. He is currently responsible for finance, commercial, operations, projects and quality control. Prior to then, Mr. Valia was a chartered accountant in private practice. Mr. Valia is a qualified chartered accountant in India. Mr. Shanghvi is Mr. Valia’s brother-in-law.	1997

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

During Fiscal 2009, the Board of Directors met five times. All of the then directors attended at least 75% of the meetings of the Board and the committees on which they served during Fiscal 2009, except for Messrs. Desai, Reddy, and Valia. The Board of Directors encourages Board members to attend each Annual Meeting of Shareholders. At the 2008 Annual Meeting of Shareholders, three of the current Caraco directors were in attendance. In addition to meetings, the Board and the committees take corporate action through unanimous written consents.

The Board of Directors is fixed at nine members. The Board has determined that Messrs. Crissman, Manney, Reddy and Ugeux are “independent” directors within the meaning of Section 803A of the NYSE Amex Company Guide (“NYSE Amex Company Guide”). Unless a company is a“controlled company” under the NYSE Amex Company Guide, a majority of its Board of Directors must be independent. As a result of Sun Pharma owning a majority of the outstanding voting shares, Caraco is a controlled company under NYSE Amex Company Guide and is therefore not required (i) to have a majority of independent directors on its Board; (ii) to have the compensation of the Chief Executive Officer and all other officers determined or recommended to the Board either by the Compensation Committee comprised of independent directors or by a majority of the independent directors, and (iii) to have nominations to the Board of Directors either selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors.

Committees of the Board

The Board maintains three standing committees: audit, compensation and independent. These are described below.

Audit Committee. The Audit Committee is responsible for selecting, evaluating, retaining and, where appropriate, replacing Caraco’s independent auditors. Generally, the Audit Committee monitors the integrity of Caraco’s financial statements and the independence and qualifications of the independent auditors. The Audit Committee is governed by a written charter. The Audit Committee’s responsibilities are described in more detail in such charter. A copy of the charter is included as Appendix A. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee held five meetings in Fiscal 2009. The current members of the Audit Committee are Messrs. Manney, Reddy and Ugeux. Mr. Manney is the committee’s Chairman. The Board has determined that each of these members is independent under Section 803A and 803B of the NYSE Amex Company Guide. The Board has also determined each of the committee members is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Manney is an audit committee financial expert.

Compensation Committee. The Compensation Committee oversees Caraco’s policies and programs for the compensation of its officers. The Committee determines the compensation of our Chief Executive Officer and delegates to him the responsibility to determine the base salaries and bonuses of all officers other than the Chief Executive Officer, under the constraints of an overall limitation on the total amount of compensation to be paid to them. The Compensation Committee is also responsible for the review and approval of compensation programs for officers and employees, including fringe benefits and stock options and/or bonuses, as may be from time to time recommended by management. Grants of options or other equity awards are made by the two “non-employee directors” as defined by 16b-3 who are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee held four meetings during Fiscal 2009. The Compensation Committee currently consists of Messrs. Shanghvi, Manney, and Ugeux. Mr. Shanghvi serves as the Chairman.

Independent Committee. The Independent Committee was established to negotiate a products agreement between Caraco and Sun Pharma Global, Inc. (“Sun Global”), a wholly-owned subsidiary of Sun Pharma. In 2005, the Board of Directors ratified and approved the authority of the Independent Committee (with respect to past, present and future actions) to review and approve all related party transactions. The Independent Committee held three meetings during Fiscal 2009. The Independent Committee currently consists of Messrs. Crissman, Manney, Reddy and Ugeux. The Board has determined that all of the members are independent under Section 803A of the NYSE Amex listing standards currently in effect. Mr. Ugeux serves as the Chairman.

Nomination of Directors

The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors has not maintained a formal nominating committee because the Board of Directors feels that it is not necessary since the size of the Board is relatively small. While the Board has not established a formal committee, in the past the Board has asked one or two of its directors to meet with a number of candidates and to make recommendations to the full Board. The Board may utilize a variety of methods for identifying potential nominees, including considering potential candidates who come to their attention through current officers, directors, Caraco’s professionals, professional search firms or other persons. Once a potential nominee has been identified, the Board evaluates whether the nominee has the appropriate skills and characteristics to become a director in light of the then make-up of the Board of Directors. This assessment includes an evaluation of the candidate’s judgment and skills, such as experience at a policy setting level, financial sophistication, leadership and objectivity. At a minimum, the Board of Directors believes that all members of the Board should have the highest professional and personal ethics and values. Mr. Jitendra N. Doshi, who has been appointed as interim Chief Executive Officer of the Company, was presented for consideration as a Director by the Chairman of the Board, and appointed by the Board in July 2009 to fill the vacancy created by the resignation of Daniel H. Movens, to serve the remainder of Mr. Movens’ term expiring at the 2011 annual meeting and the election and qualification of his successor.

The Board of Directors considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with Company’s bylaws. The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors if timely notice of such shareholder’s intent has been given in writing to the secretary or an assistant secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days before the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements, the accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for an integrated audit of our financial statements and internal control over financial reporting. The integrated audit is designed to express an opinion on our financial statements, an opinion on management’s assessment of internal control over financial reporting and an opinion on the effectiveness of internal control over financial reporting. The Committee’s responsibility is generally to monitor and oversee these processes.

In the performance of its oversight function, the Committee:

•	Met to review and discuss our audited financial statements for the year ended March 31, 2009 with our management and our independent auditors;
•

Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the audit committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting its audits.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee

Timothy S. Manney (Chairman)
Madhava Reddy
Georges Ugeux

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to its directors, officers and employees. A copy of the Code is available at no charge by contacting the Director, Human Resources, Donna Griffith, at 1150 Elijah McCoy Drive, Detroit, MI 48202, or by telephone: (313) 871-8400 or by email: donna.griffith@caraco.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Caraco provide information about any shareholder who beneficially owns more than 5% of Caraco’s common stock. The following table provides the required information, as of the Record Date, about the shareholders (who are not officers or directors) known to Caraco to be the beneficial owners of more than 5% of Caraco’s common stock. Caraco relied solely on information furnished by its transfer agent and Schedule 13Ds filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Sun Pharmaceutical Industries Limited	28,292,680(1)	74.5%(1)
17/B Mahal Industrial Estate Mahakali Caves Road Andheri (East), Mumbai, 400 093 India

(1)

Sun Pharmaceutical Industries Limited directly owns 8,382,666 shares of common stock of Caraco and beneficially owns 19,910,014 shares registered in the name of Sun Pharma Global Inc. (“Sun Global”), its wholly-owned subsidiary. Sun Global’s address is International Trust Building, P.O. Box 659, Road Town, Tortola, British Virgin Islands. In addition, Sun Global owns 2,176,000 shares of Series B preferred stock which are convertible into 2,176,000 shares of common stock three years from the date of their respective issuance or upon a change in control. Including such Series B preferred stock, Sun Pharma beneficially owns 75.8% of Caraco.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table contains information, as of the Record Date, about the number of shares of Caraco’s common stock beneficially owned by incumbent directors, the executive officers and by all current directors, nominees and executive officers as a group. The number of shares of common stock beneficially owned by each individual includes shares of common stock which the individual can acquire by September 18, 2009 through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares of common stock listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Dilip S. Shanghvi (1)	(2)	(2)

Jitendra N. Doshi (3)	75,000 (4)	*

Mukul Rathi (3)	4,333 (5)	*

Robert Kurkiewicz (3)	8,679 (6)	*

Gurpartap Singh Sachdeva (3)	16,800 (7)	*

Dr. John D. Crissman (8)	6,200 (9)	*

Sailesh T. Desai (10)	(2)	(2)

Timothy S. Manney (11)	17,500 (12)	*

Madhava Reddy (13)	6,000 (14)	*

Georges Ugeux (15)	3,000 (16)	*

Sudhir V. Valia (17)	(2)	*

Daniel H. Movens (3)	145,000 (18)	*

All executive officers and directors as a group (12 persons)	282,512 (2)	(2)

*	Less than 1.0% of the outstanding shares

(1)	The mailing address of Mr. Shanghvi is c/o Sun Pharmaceutical Industries Limited, 17/B, Mahal Industrial Estate, Mahakali Caves Road, Andheri (E) Bombay 400 093 India.

(2)

Excludes 28,292,680 shares of common stock and 2,176,000 shares of Series B preferred stock beneficially owned by Sun Pharma and Sun Global. (See footnote 1 under “Security Ownership of Certain Beneficial Owners” and “Transactions of Directors, Executive Officers and Certain Beneficial Holders of Caraco.”) Mr. Shanghvi is the Chairman and Managing Director of, and Messrs. Desai, and Valia are directors of, and Mr. Shanghvi, together with his associate companies, is also the majority shareholder of, Sun Pharma, and, therefore, may be deemed to share investment control over the shares of common stock held by Sun Pharma and Sun Global. Each of Messrs. Desai and Valia disclaims beneficial ownership of the shares of common stock beneficially owned by Sun Pharma and Sun Global.

(3)	The mailing address of each of these holders is 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

(4)	Includes 26,500 shares held in the name of his wife.

(5)	Includes stock options that are currently exercisable to purchase 4,333 shares of common stock.

(6)	Includes stock options that are currently exercisable to purchase 1,666 shares of common stock.

(7)	Includes 1,800 shares held in the name of his wife and stock options that are currently exercisable to purchase 5,000 shares of common stock.

(8)	Dr. Crissman’s mailing address is 540 E. Canfield, Detroit, Michigan 48201.

(9)	Includes stock options that are currently exercisable to purchase 6,000 shares of common stock.

(10)	Mr. Desai’s mailing address is c/o Sun Pharmaceutical Industries Limited, Acme Plaza, Andheri-Kurla Road, Bombay 400 059 India.

(11)	Mr. Manney’s mailing address is c/o Synova, Inc., 1000 Town Center, Suite 700, Southfield, Michigan 48075.

(12)	Includes stock options that are currently exercisable to purchase 7,500 shares of common stock.

(13)	Mr. Reddy’s mailing address is c/o HTC Global Services, Inc., 3270 West Big Beaver Road, Troy, Michigan 48084

(14)	Includes stock options that are currently exercisable to purchase 3,500 shares of common stock.

(15)	Mr. Ugeux’s mailing address is c/o Galileo Global Advisors, One Rockefeller Center, Suite 1722, New York, New York 10020.

(16)	Includes stock options that are currently exercisable to purchase 3,000 shares of common stock.

(17)	Mr. Valia’s mailing address is c/o Sun Pharmaceutical Industries Limited, Acme Plaza, Andheri-Kurla Road, Andheri (East), Bombay 400 059 India.

(18)	Includes stock options that are currently exercisable to purchase 120,000 shares of common stock.

Equity Compensation Plan Information

3-31-09

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	227,000	$11.81	988,000

Equity compensation plans not approved by security holders	200,000	$3.50	0 (see discussion below)
Total	427,000	$7.92	988,000

The equity compensation plans approved by security holders consists of the 2008 Equity Participation Plan and the 1999 Equity Participation Plan (the “Plans”). The above referenced options under the Plans were granted to employees, officers and directors. The equity compensation plans not approved by security holders consist of options granted to an unaffiliated generic drug company with respect to sign-up options for products. With respect to the formula for one product, the Company has determined it is different from the formula approved by the FDA and manufactured and introduced by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Caraco’s directors, executive officers and persons who own more than ten percent of a registered class of Caraco’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC not later than specified deadlines. To Caraco’s knowledge, based solely on a review of the copies of such reports furnished to Caraco, all directors, executive officers and persons who own more than ten percent of Caraco’s equity securities complied with applicable Section 16(a) filing requirements for Fiscal 2009, except as follows: Messrs. Kurkiewicz, Rathi and Sachdeva each filed a late report with respect to one transaction.

TRANSACTIONS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL HOLDERS OF CARACO

The following discloses transactions during Fiscal 2009, 2008 and 2007, and proposed transactions between Caraco and several of the incumbent and nominee directors, executive officers and security holders who beneficially hold in excess of five percent of our outstanding shares:

On November 21, 2002, we entered into a products agreement with Sun Global. Under the agreement, which was approved by our independent directors, Sun Global agreed to provide us with 25 new generic drugs over a 5-year period. In exchange for each new generic drug transferred to us by Sun Global which passed bioequivalency studies, we issued Sun Global 544,000 shares of Series B preferred stock. During Fiscal 2008 and 2007, Sun Global earned 10,088,000 and 1,632,000 shares of Series B preferred stock for two product transfers and three product transfers, respectively, as provided under the November 2002 products agreement. Sun Global has provided us with all 25 generic drugs all of which have passed their bioequivalency studies through Fiscal 2008. The products agreement was completed in Fiscal 2008 and all shares of Series B preferred stock were issued to Sun Global under the agreement.

During Fiscal 2009, 2008 and 2007, we purchased approximately $8.4 million, $498.5 million and $38.8 million, respectively, of our raw materials and finished goods formulations from Sun Pharma. We intend to continue to purchase raw materials and formulations from Sun Pharma in Fiscal 2010.

During Fiscal 2009, 2008 and 2007, Caraco purchased at Sun Pharma and its affiliates’ cost, approximately $46 thousand, $0.3 million and $0.8 million, respectively, of machinery and equipment from Sun Pharma and its affiliates. We intend to continue to purchase machinery and equipment from Sun Pharma and its affiliates in Fiscal 2010.

Caraco entered into a manufacturing and supply agreement and a distribution and sale agreement in December 2004 with respect to one product with an affiliate of Sun Pharma, Sun Pharmaceutical Industries, Inc. Caraco entered into another distribution and sales agreement with Sun Pharmaceutical Industries, Inc. in January 2005 with respect to another product.

In Fiscal 2007 Caraco entered into a three-year marketing agreement with Sun Pharma, which was reviewed and approved by the IndependentCommittee. Under the agreement, the Company purchases selected product formulations offered by Sun Pharma, and markets and distributes them as part of its current product offerings in the U.S., its territories and possessions, including Puerto Rico. Sun Pharma is not obligated to offer Caraco Products under this Agreement, however, Caraco has the exclusive right to market in the U.S., its territories and possessions, including Puerto Rico, any products offered by Sun Pharma and accepted by Caraco.

During Fiscal 2008, the Corporation entered into a three-year distribution and sale agreement with Sun Pharma, which was reviewed and approved by the Independent Committee. Under this agreement, the Company purchases selected formulations which have been filed under the Paragraph IV certification process with the FDA by Sun Pharma and offered for distribution. Paragraph IV (“Para IV) certified products may face litigation challenges with respect to claims of patent infringement. Under the agreement, the Company shares in the sales opportunity and shares the litigation risks. The Company is indemnified by Sun Pharma of any risks beyond the percentage agreed to as its profit percentage, thereby limiting the Company’s exposure. Sun Pharma is not obligated to offer Caraco products under this agreement, however, Caraco has the exclusive right to market in the U.S., its territories and possessions, including Puerto Rico, any products offered by Sun Pharma and accepted by Caraco. The Company markets and distributes the same as part of its current product offerings in the U.S., its territories and possessions, including Puerto Rico. The license granted with respect to a product terminates upon the end of an exclusivity period or 180 days or a non-appealable court decision, or until a third generic manufacturer launches the product, whichever is later, or until a settlement is reached, at which time the product will become part of the standard Caraco-Sun Pharma marketing agreement disclosed above. The Company currently receives a fixed margin of 8%, or such other percentages that shall be mutually agreed upon. Under the agreement, Sun Pharma and Caraco mutually indemnify each other, capped by the fixed margin percentage with respect to damages from infringement.

The Corporation has also obtained technical and scientific services, including bio-equivalency studies, with respect to certain mutually agreed upon products, from the Clinical Research Organization operated by Sun Pharma. During Fiscal 2009, the

Corporation incurred $0.3 million related to these services. No fees for these services were incurred during Fiscal 2008 and Fiscal 2007.

During Fiscal 2009, 2008 and 2007, the Company had net sales of $225.4 million, $225.1 million, and $4.6 million of the marketed products under the aforesaid agreements, respectively.

During Fiscal 2010, Caraco entered into an agreement with Alkaloida Chemical Company ZRT, a Hungarian corporation (“Alkaloida”) and indirect subsidiary of Sun Pharma, which was reviewed and approved by the Independent Committee, pursuant to which Alkaloida will provide for certain products mutually agreed to an exclusive, non-transferable license to Caraco to manufacture and market the products in the United States, its territories and possessions, including Puerto Rico. The license for a product is for a period of five (5) years from the commencement of marketing of the product, however, Caraco may extend the license for a further five (5) year period. Caraco is responsible, among other things, for the costs of all product tests, including bioequivalency studies, and the costs of manufacturing and marketing each product. Alkaloida shall receive royalties on the net sales of each product

The Independent Committee reviews related party transactions on the basis that they shall not generally be less favorable in the aggregate than would be usual and customary in similar transactions between unrelated parties dealing at arm’s length.

EXECUTIVE OFFICERS

Jitendra N. Doshi was appointed as interim Chief Executive Officer and as a Director of the Company following the resignation of Daniel H. Movens as Chief Executive Officer and Director effective at the close of business on July 28, 2009. The following table provides current information about Caraco’s executive officers who are not directors.

Name	Age	Five-Year Business Experience	Executive Officer Since

Mukul Rathi	36	Interim Chief Financial Officer (since January 2007); previously, Controller (from December 2005 to July 2007). From May 1999 to December 2005, he was Sr. Executive-Accounts and Manager-Accounts with Sun Pharma. He also served as Officer-Accounts for Century Enka, Ltd. from August 1997 to May 1999. Mr. Rathi graduated from the University of Calcutta in India and subsequently qualified to be a member of the Institute of Chartered Accounts of India.	2007

Robert Kurkiewicz	58	Senior Vice President – Regulatory (since October 2006); previously, Senior Vice President – Technical (October 1998 to October 2006) and Vice President – Quality Assurance (November 1993 to October 1998).	1993

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) outlines our compensation philosophy, objectives and processes for our executive officers. It explains how we make executive compensation decisions, the data we use and the reasoning behind the decisions that we make.

Following the CD&A are tables and other information that explain the compensation for our executive officers, including discussion of the potential compensation of our executive officers following termination of employment under different situations.

These tables and narratives assist us in communicating our compensation plans to our stockholders.

Compensation Philosophy

Our compensation philosophy extends to all employees, including executive officers, and is designed to align employee and stockholder interests. The philosophy’s objective is to pay fairly based upon the employee’s position, experience, individual performance and Company performance. Employees may be rewarded through additional compensation when the Company meets or exceeds targeted business objectives. Generally, under our compensation philosophy, as an employee’s level of responsibility increases, a greater portion of his or her total potential compensation becomes contingent upon annual performance.

The principles of our compensation philosophy are described below:

•	Market-driven. Compensation programs are structured to be competitive both in their design and in the total compensation that they offer.
•	Stockholder-aligned. Certain full-time employees have some portion of their incentive compensation aligned with our financial performance.
•

Performance-based. Certain full-time employees have some portion of their incentive compensation linked to a combination of Company, departmental, and/or individual performance. The application of performance measures as well as the form of the reward may vary depending on the employee’s position and responsibilities. A formal performance evaluation process is used to objectively assess individual performance.

Review of Executive Officer Compensation

The Compensation Committee (the “Committee” with respect to this section of the proxy statement) determines the compensation of our Chief Executive Officer and delegates to him the responsibility to determine the base salaries and bonuses of all officers other than the Chief Executive Officer under the constraints of an overall limitation on the total amount of compensation to be paid to them.

Our current policy is that the various elements of the compensation package are not interrelated in that gains or losses from past equity incentives are not factored into the determination of other compensation. For instance, if options that are granted in a previous year become underwater the next year, the Committee does not take that into consideration in determining the amount of the bonus, options or restricted stock to be granted the next year. Similarly, if the options or restricted shares granted in a previous year become extremely valuable, the Committee does not take that into consideration in determining the bonus, options or restricted stock to be awarded for the next year. In addition, the amount of a cash bonus does not affect the number of options or restricted stock that is granted during a particular year. A subcommittee of the Committee, comprised of independent directors, determines grants of options and stock to our executive officers.

We have no policy with regard to the adjustment or recovery of awards or payments if our relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Components of Compensation—Executive Officers

Our executive officers are compensated through the following four components:

•	Base Salary
•	Annual Incentive Compensation
•	Long-Term Incentives (stock options and/or grants of stock)
•	Benefits

hese components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and Company performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create stockholder value. We want to ensure that our compensation programs are appropriately designed to encourage executive officer retention and motivation to create stockholder value.

Base salaries, benefits and incentive compensation opportunities are generally targeted between the median and 75th percentile of general survey market data derived from indices covering these same components for generic pharmaceutical companies of various sizes. Included in this review were direct competitor companies. The companies represented may have brand segments within its business to complement its generic pharmaceutical segments. Others within the group may solely be generic pharmaceutical companies. The companies include Actavis Group, Barr Pharmaceuticals Inc., Dr. Reddy’s Laboratories Limited, Endo Pharmaceuticals Holdings Inc., Forest Laboratories, Inc., King Pharmaceuticals, Inc. Lannett Company, Inc., Mylan Inc., Paddock Laboratories, Inc., Par Pharmaceutical Companies, Inc., Sandoz, Inc.(a division of Novartis AG), Teva Pharmaceutical Industries Limited, Watson Pharmaceuticals, Inc. and Wyeth. We have not used third party consultants to provide us with recommendations or reports. We have utilized the survey data to reach our target compensation objectives.

Base Salaries

Base salaries are targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer’s respective responsibilities, experience, expertise and individual performance are considered.

In Fiscal 2009, our Compensation Committee did not increase the base salary of our Chief Executive Officer from the Fiscal 2008 base salary. Effective Fiscal 2009, the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, increased the base salaries for Gurpartap Singh Sachdeva, Senior Vice President – Business Strategies, Robert Kurkiewicz, Senior Vice President – Regulatory and Mukul Rathi, interim Chief Financial Officer as follows: Gurpartap Singh Sachdeva from $225,096 to $243,104; Robert Kurkiewicz from $161,522 to $167,983 and Mukul Rathi from $88,400 to $110,000. Other than the interim Chief Financial Officer who had his based salary increased to $125,000 in June 2009, none of the other executive officers have had their base salaries increased in Fiscal 2010.

Annual Cash Bonus Recognition Program

Our annual cash bonus recognition program is specifically designed to provide at-risk and contingent cash awards based on the achievement of performance goals which are linked directly to individual, business and strategy objectives for each participant. This linkage, particularly when combined with a market-based base salary program, provides our officers with a competitive level of compensation when objectives are achieved.

Annual Cash Bonus Recognition Award for our Chief Executive Officer

On an annual basis, the Compensation Committee determines whether to award a cash bonus to our Chief Executive Officer based on the Company’s performance and his individual performance contributions during the Fiscal year. Annually, the targets and the percentages allocated to each are determined by the Compensation Committee. However, the Compensation Committee retains the discretion to change or eliminate the bonus award whether or not the performance criteria are satisfied.

In Fiscal 2009, our Chief Executive Officer was eligible to receive a targeted cash bonus of up to 50% of his base salary, or $214,968. The Fiscal 2009 performance parameters for the Chief Executive Officer (with the percentage of targeted cash bonus included in parentheses) included:

●	achieving net sales target of $461 million (15%);
●	maintaining gross profit of 46% or above for manufactured products (20%);
●	lowering overall SG&A percentage excluding Sun related SG&A expenses (15%);
●	increasing product development filings (15%);
●	reducing incidences by 50% (20%); and
●	increasing productivity in quality and manufacturing (15%).

As a result of the Company’s overall performance, no cash bonus was awarded by the Compensation Committee to the Chief Executive Officer.

Annual Cash Bonus Recognition Awards for our Named Executive Officers other than our Chief Executive Officer

Each year, the Compensation Committee adopts a program, based on the recommendation of our Chief Executive Officer, that provides specific achievement targets and weighting of those achievements as part of the overall target bonus. The attainment level of these goals is used to calculate the annual cash bonus recognition portion of the total compensation of our executive officers. The target bonus percentage is a standard percentage for each position and that position’s contribution to the overall operation of the Company. However, the Compensation Committee retains the discretion to change or eliminate the bonus award whether or not the performance criteria are satisfied.

The targets for each of such named executive officers for Fiscal 2009 (with the percentage of targeted cash bonus included in parentheses) were as follows:

●

Our Interim Chief Financial Officer’s targeted 2009 bonus was up to 15% of his base salary, predicated on the level of attainment of the following targets: transition to monthly close of financials (20%), achievement of the Company’s overall sales goals (25%), improved reporting of accounts receivable activity on a periodic basis with action steps and resolution time line (20%), improved costing information and analysis (20%), and the balance (15%) based on individual development goals and at the discretion of our Chief Executive Officer.

●

Our Senior Vice President - Business Strategies had a targeted bonus was up to 27% of his base salary predicated on the level of attainment of the following targets: achievement of the Company’s overall sales goals (25%), achievement of sales of a certain product (10%), maintaining gross profit of 46% or above for manufactured products (20%), obtain target market share for Sun Pharma products (20%) and the balance (25%) based on individual development goals and at the discretion of our Chief Executive Officer. The target allocated for achievement of sales of a certain product was set at a very high threshold. While there was no assurance of its success, we believed that a substantial part of the bonus for this parameter would be earned based on his motivated performance, but that extraordinary efforts would be necessary to achieve the entire bonus for such parameter.

●

Our Senior Vice President - Regulatory had a targeted bonus of up to 27% of his base salary, predicated on the level of attainment of the following targets: submit all ANDAs in electronic format (20%), improve HIPAA program and trainings (10%), develop comprehensive safety manual (10%), review and revise adverse drug effects reporting procedures (25%), evaluate and determine solutions necessary for electronic DEA processing (15%), and the balance (20%) based on individual development goals and at the discretion of our Chief Executive Officer.

As a result of the Company’s overall performance in Fiscal 2009, the Compensation Committee, in its discretion, determined that no cash bonuses be paid to the named executive officers set forth above.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the annual bonus program with performance over multi-year periods. Stock grants and option grants help to align the interests of our employees with those of our stockholders.

We believe that grants of equity-based compensation:

•	Enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	Provide focus, motivation and retention incentive; and
•	Provide competitive levels of total compensation.

We made limited option grants in Fiscal 2009 to certain executive officers, as reflected in the tables below. The subcommittee of the Compensation Committee (comprised only of independent directors) received recommendations from the Chief Executive Officer, based on the Chief Executive Officer’s subjective judgment of an executive officer’s performance, of the appropriate number of options to be granted to an executive officer other than the Chief Executive Officer, and the subcommittee makes the final determination of the grants to all executive officers, including the Chief Executive Officer. The employment agreement of the then Chief Executive Officer required that he be granted options to purchase no less than 40,000 shares of common stock each year during the term of his agreement based on Company performance in light of pre-established mutually agreed upon Company goals and objectives. During Fiscal 2009, the subcommittee did not award any options to the Chief Executive Officer. Options are granted with exercise prices equal to the closing price of our common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years. On July 25, 2008, the interim Chief Financial Officer, the Senior Vice President – Business Strategies and the Senior Vice President – Regulatory were awarded options to purchase 4,000, 15,000 and 5,000 shares of Common Stock, respectively, by the subcommittee. On May 2, 2008, pursuant to the terms of his employment agreement, the Chief Executive Officer was awarded 10,000 shares of our common stock.

Treatment of Dividends

We have not historically paid cash dividends.

Benefits

In addition to cash and equity compensation programs, executive officers participate in the retirement, health and welfare benefit programs generally available to other employees. In a few limited circumstances, we provide other benefits to certain executive officers, such as car allowances, disability and life insurance premiums, as set forth in the tables below.

All executive officers are eligible to participate in the company’s 401(k) plan on the same basis as our other employees. With the exception of those employees deemed “highly compensated,” eligible employees are permitted to defer between 1% and 90% of their salary on a pre-tax basis through bi-weekly payroll deductions. The company matches $0.50 of each $1.00 of each employee’s contribution up to the first 4% of his or her salary.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement or in our Annual Report on Form 10-K for the year ended March 31, 2009.

Members of the Compensation Committee:

Dilip S. Shanghvi (Chairman)
Timothy S. Manney
Georges Ugeux

Compensation Committee Interlocks and Insider Participation

As noted, Mr. Dilip S. Shanghvi is the Chairman of our Compensation Committee and the Chairman of the Board of Caraco, a non-executive position. Mr. Shanghvi is also the Managing Director of Sun Pharma. As disclosed above, Sun Pharma engages in a number of transactions with Caraco. See “Transactions with Directors, Executive Officers, and certain Beneficial Holders of Caraco” above.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by our Chief Executive Officer, Interim Chief Financial Officer and our two most highly compensated executive officers whose total compensation for Fiscal 2009 exceeded $100,000. For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis,” above.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Daniel H. Movens – Chief	2009	429,936	—	179,838	153,552	1,500	764,826
Executive Officer (4)	2008	427,596	150,478	119,250	176,894	1,500	875,718
	2007	405,600	200,772	119,250	86,727	1,500	813,849

Mukul Rathi – Interim Chief Financial Officer–	2009	111,163	—	—	7,732	8,616	127,511
	2008	88,335	9,945	—	2,895	7,200	108,375
	2007	78,231	11,399	—	1,930	1,200	92,760

Gurpartap Singh Sachdeva – Senior Vice President – Business Strategies	2009	242,688	—	—	18,140	13,116	273,944
	2008	224,345	51,660	—	—	11,288	287,293
	2007	186,030	36,392	—	650	7,128	230,200

Robert Kurkiewicz - Senior Vice President - Regulatory	2009	167,834	—	—	6,047	8.839	182,720
	2008	161,432	35,216	—	—	9,314	205,962
	2007	156,818	37,578	—	650	6,245	201,291

(1)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the years ended March 31, 2009, 2008 and 2007, respectively, in accordance with Statement of Financial Accounting Standards No. 123(R),Share-Based Payment (“SFAS No. 123(R)”) of stock awards and thus include amounts from a stock award of 10,000 shares on May 2, 2008 which vested immediately and 45,000 shares of common stock granted on May 2, 2005 and which vested at a rate of 15,000 shares on each anniversary date until fully vested on May 2, 2008. Disclosure of the assumptions used in the calculation of these amounts are included in note 7 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2009.

(2)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the years ended March 31, 2009, 2008 and 2007, respectively, in accordance with SFAS No. 123(R) of stock options granted under our 2008 Equity Participation Plan and our 1999 Equity Participation Plan and thus may include amounts from awards granted in and prior to 2009, 2008 and 2007. We calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model. Disclosure of the assumptions used for grants are included in footnote 8 to the Notes to financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2009.

(3)	The amount shown reflects for each executive officer, other than Mr. Movens, matching contributions to 401(k) and a car allowance. The amount shown for Mr. Movens reflects a life insurance premium.
(4)	Resigned as Chief Executive Officer and Director effective at the close of business on July 28, 2009.

Fiscal 2009 Chief Executive Officer and Executive Officer Compensation

In Fiscal 2009, our Compensation Committee did not increase the base salary of our Chief Executive Officer from his Fiscal 2008 base salary. Effective Fiscal 2009, the Chief Executive Officer pursuant to delegated authority from the Compensation Committee, increased the base salaries for Gurpartap Singh Sachdeva, Senior Vice President – Business Strategies, Robert Kurkiewicz, Senior Vice President – Regulatory and Mukul Rathi, interim Chief Financial Officer as follows: Gurpartap Singh Sachdeva from $225,096 to $243,104; Robert Kurkiewicz from $161,522 to $167,983 and Mukul Rathi from $88,400 to $110,000. In light of the Company’s overall performance, no bonuses were awarded in Fiscal 2009 to the Chief Executive Officer or any of the other named executive officers. See “Compensation of Executive Officers – Components of Compensation – Executive Officers” for additional details.

Grants of Plan-Based Awards

We generally award stock options and/or stock grants under our 2008 Equity Participation Plan. Prior to the adoption of the 2008 Equity Participation Plan, options and/or stock grants were awarded under our 1999 Equity Participation Plan. The subcommittee of non-employee directors of the Compensation Committee determines the options to be awarded to the Chief Executive Officer and our other executive officers. Under our Chief Executive Officer’s employment agreement, he is entitled to receive during each year of his term of employment, options to purchase no less than 40,000 shares of common stock based on the Company’s performance in light of pre-established mutually agreed upon Company objectives. During Fiscal 2009, no options were granted to the Chief Executive Officer. The subcommittee receives recommendations from the Chief Executive Officer, based on the Chief Executive Officer’s subjective judgment of an executive officer’s performance, of the appropriate number of options to be granted to an executive officer other than the Chief Executive Officer. During Fiscal 2009, options were granted to the other named executive officers as set forth below.

The following table summarizes all grants of plan-based awards during the years ended March 31, 2009, 2008 and 2007, respectively, to all named executive officers. For additional information on the plan-based award grants summarized below, please refer to “Compensation of Executive Officers – Components of Compensation – Executive Officers” above.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value ($) 1)
Daniel H. Movens – 2008	8/09/2007	40,000	13.82	291,288
Daniel H. Movens - 2007	7/11/2006	40,000	9.03	156,108
Mukul Rathi - 2009	7/25/2008	4,000	15.57	19,349
Mukul Rathi – 2007	7/11/2006	3,000	9.03	8,684
Gurpartap Singh Sachdeva-2009	7/25/2008	15,000	15.57	72,559
Robert Kurkiewicz - 2009	7/25/2008	5,000	15.57	24,186

(1)

The amount shown in this column represents full grant date fair value. Value of stock granted is based on “grant date present value” using a Black-Scholes option pricing model using weighted average assumptions at grant date. Disclosure of the assumptions used for grants in Fiscal 2009, 2008 and 2007 are included in footnote 8 to the Notes to the financial statement included in our Annual Report on Form 10-K for the year ended March 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of March 31, 2009 regarding unexercised options and stock that has not vested which are outstanding as of March 31, 2009.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Daniel Movens, 5/02/05	40,000	—	8.31	5/2/2011	—	-(2)
7/11/06	26,667	13,333	9.03	7/11/2012	—	—
8/09/07	13,333	26,667	13.82	8/19/2013	—	—
Mukul Rathi, 7/11/06	2,000	1,000	9.03	7/11/2012	—	—
7/25/08	0	4,000	15.57	7/25/2014	—	—
Gurpartap Singh Sachdeva
7/25/08	0	15,000	15.57	7/25/2014	—	—
Robert Kurkiewicz
7/25/08	0	5,000	15.57	7/25/2014	—	—

_____________________________

(1)	One-third of stock options vest on each anniversary date.

Option Exercises and Stock Vested

The following table sets forth the options exercised by the named executive officers, and the stock of the named executive officers which vested, during the Fiscal years ended March 31, 2009, 2008 and 2007, respectively.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting #	Value Realized on Vesting $ (2)

Daniel H.Movens	2009	—	—	25,000	424,750
Danie H. Movens	2008	—	—	15,000	217,800
Daniel H.Movens	2007	—	—	15,000	184,650
Mukul Rathi	2009	—	—	—	—
Mukul Rathi	2008	—	—	—	—
Mukul Rathi	2007	—	—	—	—
Gurpartap Singh Sachdeva	2009	—	—	—	—
Gurpartap Singh Sachdeva	2008	—	—	—	—
Gurpartap Singh Sachdeva	2007	2,000	21,280	—	—
Robert Kurkiewicz	2009	—	—	—	—
Robert Kurkiewicz	2008	10,000	139,000	—	—
Robert Kurkiewicz	2007	—	—	—	—

(1)

The value realized on exercise is the difference between the closing price of the Company’s common stock at the time of exercise and the option exercise price times the number of shares acquired on exercise.

(2)

The value realized on vesting is obtained by multiplying the number of shares of stock which has vested during the applicable years ended March 31, 2009, 2008 and 2007 by the market value of the Company’s common stock on the vesting date.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Daniel H. Movens, who was the Chief Executive Officer of Caraco until his resignation effective at the close of business on July 28, 2009, entered into an employment agreement with Caraco dated as of May 2, 2005 (the “effective date”). Under the employment agreement, Mr. Movens agreed to serve as Chief Executive Officer of the Company for period of thirty-six (36) calendar months which would automatically renew at the end of thirty-six (36) months. Each party may terminate the agreement upon ninety (90) days written notice to the other party. The agreement provides Mr. Movens with: a base salary during the first year of the agreement of $390,000 (to be reviewed annually by the Compensation Committee and adjusted accordingly, in its discretion), a bonus of up to fifty (50%) percent of the base compensation (with twenty-five (25%) percent of the base compensation guaranteed only for the first year), and stock options for 40,000 shares upon the effective date at the fair market value of the common stock on the day immediately preceding the effective date and stock options for not less than 40,000 shares of the Company annually thereafter based on Company performance in light of pre-established mutually agreed upon Company goals and objectives (all such options to vest over a period of three years from the date of their respective grants), a stock grant on the effective date of 45,000 shares of the Company’s common stock (to vest over a period of three (3) years), and a stock grant of an additional 10,000 shares upon the renewal of the employment agreement. In addition, the Company provided for the reimbursement to Mr. Movens of his reasonable relocation expenses up to $50,000.

On July 28, 2009, Mr. Movens entered into a Separation Agreement and Release of all Claims (“Separation Agreement”) pursuant to which he resigned as Chief Executive Officer and a Director of the Company. Under the Separation Agreement, Mr. Movens received a separation payment of $870,621 (one and one-half times his highest annual base and last earned bonus), the continuation of his health, vision and dental insurance for twelve months and the immediate vesting of his outstanding stock options and stock grants. In addition, Mr. Movens is bound by the confidentiality provisions of his employment agreement and by his Confidentiality and Non-Competition Agreement, pursuant to which Mr. Movens agrees not to solicit any customer of the Company for business in competition with the Company, or solicit for employment any other employee of the Company, for a period of two (2) years following his termination. In addition, for a period of twelve (12) months following the termination of his employment, Mr. Movens agrees not to engage in any activity within North America which is competitive in any material respect with the business of the Company, including generic pharmaceutical manufacturing and marketing, but excluding wholesale distribution. In addition, for a period of twelve (12) months following termination of his employment, Mr. Movens agrees that he will not perform services for any business or organization, whether as an employee, consultant, advisor, independent contractor, or otherwise, which engages in any activity within North America that is competitive in any material respect with the business conducted by the Company, including any business engaged in generic pharmaceutical manufacturing and marketing and any other business in which the Company generates more than ten (10%) percent of its gross revenues.

Robert Kurkiewicz, the Senior Vice President - Regulatory, entered into a five-year employment agreement on November 22, 1993 which was amended on January 1, 1999 to extend the term until January 1, 2003 and which was further amended on August 30, 2002 to extend the term until December 31, 2007. The agreement, as amended, provides Mr. Kurkiewicz with a salary of $129,800 per year and provides for a car allowance of $380.00 per month. The agreement provides that at the end of the term, it is renewable for successive one-year terms. In the event that Caraco terminates Mr. Kurkiewicz for ‘cause’ (as defined in the employment agreement), he is entitled to the base salary and benefits earned by him prior to the date of termination. In the event that Caraco terminates the agreement without cause or Mr. Kurkiewicz terminates the agreement for cause not attributable to him (meaning Caraco failing to make any payment of base salary to him within 30 days after such payment is due), Mr. Kurkiewicz is entitled to receive monthly base salary payments and his premium payments for health insurance benefits for six (6) months from the date of termination. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest. In August 2005, the Compensation Committee increased Mr. Kurkiewicz’s salary to $152,250 annually. If Mr. Kurkiewicz was terminated without cause or he terminates for cause, as set forth above, as of March 31, 2009, he would have received payment (including the value of the benefits and the vested options and stock (assuming the closing stock price on March 31, 2009) of $87,580.

Gurpartap Singh Sachdeva, the Senior Vice President - Business Strategies, entered into an employment agreement with Caraco dated February 1, 2005. The employment agreement provides Mr. Sachdeva with a salary at the rate of $135,000 annually, which may be reviewed and adjusted, and a car allowance of $380.00 per month. The employment agreement is for a term of five (5) years, commencing on February 1, 2005. The agreement automatically renews for successive one-year periods unless terminated by Caraco or Mr. Sachdeva upon ninety (90) days notice. In the event of the death or Disability (as such term is defined in the employment agreement) or if Caraco terminates Mr. Sachdeva for just cause (as such term is defined in the employment agreement), Mr. Sachdeva shall be entitled to his base salary and to benefits earned by him prior to the date of death, Disability or termination for just cause, respectively. In the event Caraco terminates Mr. Sachdeva without cause or if Mr. Sachdeva terminates for cause not attributable to him (meaning Caraco failing to make any payment of base salary to him within 30 days after such payment is due), he will receive base salary payments and his premium payments for health insurance benefits for six (6) months from the date of termination. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest. If Mr. Sachdeva was terminated without cause or he terminates for cause, as set forth above, as of March 31, 2009, he would have received payment (including the value of the benefits and the vested options and stock (assuming the closing stock price on March 31, 2009) of $126,354.

Change in Control Arrangements

Under our 2008 Equity Participation Plan, options granted under that plan will become fully exercisable following certain changes in control of our Company, such as:

A person, other than Sun Pharma, becomes the owner of a majority of the outstanding shares of our company;
A public announcement is made of a tender or exchange offer by any person, other than Sun Pharma, for 50% or more of the outstanding shares of our company;

The shareholders of our company approve a merger or consolidation with any other corporation or entity, unless, following the merger, the shares outstanding immediately before the merger continue to represent a majority of the outstanding shares of the surviving entity immediately following the merger.

DIRECTOR COMPENSATION

Directors who are employees of Caraco or who are directors and/or employees of Sun Pharma and its affiliates do not receive additional compensation for their service on the Board of Directors and its committees. During 2009, all other directors, the non-employee directors, received an annual retainer of $12,000 and meeting attendance fees of $1,500 per each Board of Directors meeting and each committee meeting attended in person and $750 per each Board of Directors meeting and each committee meeting attended via teleconference. During 2009, the Chairman of the Audit Committee and the Chairman of the Independent Committee received, in addition to the other fees mentioned, an additional $500 for each meeting. No additional committee fees are paid if the committee meets on the same day as the Board meets. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. The following table shows the value of all cash and equity-based compensation paid to the non-employee members of our Board of Directors during the year ended March 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
James D. Crissman M.D.	17,250	10,220	27,470
Timothy S. Manney	20,000	8,384	28,384
Madhava Reddy	12,750	10,220	22,970
Georges Ugeux	15,000	8,389	23,389

(1)

Represents the grant date fair value of such options computed in accordance with FAS 123R. Disclosure of the assumptions used for grants for the year ended

March 31, 2009 are included in footnote 8 to the Notes to financial statements included in our Annual Report on From 10-K for the year ended March 31, 2009.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has appointed Rehmann Robson as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the Fiscal year ending March 31, 2010. A representative of Rehmann Robson is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for Caraco by Rehmann Robson for the Fiscal years ended March 31, 2009 and 2008 are set forth below. The aggregate fees included in the Audit Fee category are fees billedfor the audit of Caraco’s Fiscal financial statements and review of quarterly financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billedin the Fiscal years.

	Fiscal 2009	Fiscal 2008
Audit Fees	$264,000	$227,812
Audit Related Fees	-	-
Tax Fees	$76,315	$141,690
All Other Fees	$20,175	$7,525
Total	$360,490	$377,027

Audit Fees for the Fiscal years ended March 31, 2009 and 2008 were for professional services rendered for the audits of the financial statements of Caraco, quarterly review of the financial statements included in Caraco’s Quarterly Reports on Form 10-Q, or services that are normally provided by Rehmann Robson in connection with statutory and regulatory filings or engagements for such years, including Rehmann’s Robson’s audit of management’s assessment of internal control over financial reporting as of March 31, 2009 and March 31, 2008.

Tax Fees for the Fiscal years ended March 31, 2009 and 2008 were for professional services rendered by Rehmann Robson for services related to tax compliance, tax advice and tax planning.

All Other Fees for the Fiscal years ended March 31, 2009 and 2008 were for assistance on SEC reporting requirements.

None of the services described above was approved by the Audit Committee under thede minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Pursuant to its charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.

SHAREHOLDERS OF RECORD AS OF JULY 20, 2009 ARE ENTITLED TO RECEIVE A COPY WITHOUT CHARGE OF THE COMPANY’S FISCAL 2009 ANNUAL REPORT TO THE SEC ON FORM 10-K. SHAREHOLDERS WHO WISH TO RECEIVE A COPY OF THIS REPORT SHOULD WRITE TO DONNA GRIFFITH, DIRECTOR, HUMAN RESOURCES, CARACO PHARMACEUTICAL LABORATORIES, LTD, 1150 ELIJAH MCCOY DRIVE, DETROIT, MICHIGAN 48202.

Jitendra N. Doshi
Chief Executive Officer

July 29, 2009

APPENDIX A

Caraco Pharmaceutical Laboratories, Ltd.

Audit Committee Charter

(Re-approved by the Board of Directors on July 9, 2009)

Purpose

The Committee is appointed by the Board of Directors to assist the Board in its oversight function by monitoring the following:

1.	integrity of the Company’s financial statements,
2.	independent auditors’ qualifications and independence,
3.	performance of the Company’s internal audit function and independent auditors,
4.	compliance by the Company with legal and regulatory requirements, and
5.	the Company’s systems of internal auditing and financial controls.

The Committee’s responsibilities are principally of an oversight nature. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Committee recognizes that financial management, including any internal audit staff and/or persons performing similar functions, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, including ensuring that the financial statements are accurate, complete, and stated in accordance with GAAP and, together with the other financial information included in the Company’s public disclosures, fairly present the financial condition, results of operations, and cash flows of the Company. Management is also responsible for the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent auditors are responsible for planning and conducting an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP, reviewing the Company’s quarterly financial statements and preparing an attestation report on management’s assessment of the Company’s internal control over financial reporting.

The Audit Committee and the other Committees of the Board, as applicable, will coordinate their compliance and risk oversight efforts to the extent necessary or appropriate to ensure the complete and proper exchange of information.

Membership

The Committee shall be comprised of at least three Directors. Members shall be appointed and may be removed by the Board.

The Committee shall meet the independence, financial literacy and expertise requirements of the NYSE Amex, the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

Meetings and Operation

The Committee shall meet at least quarterly, and more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

The Committee shall meet periodically, in separate executive sessions with management, the internal auditors and the independent auditor. The Committee may request any officer or employee of the Company, outside counsel or the independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

The Committee shall operate in full compliance with the NYSE Amex requirements for audit committees and other applicable laws and regulations.

Independent Auditor

The independent auditor shall report directly to the Committee. The Committee has the sole authority and responsibility to select, appoint, evaluate, retain, and, where appropriate, replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

Member Compensation

No Committee member shall accept, directly or indirectly, any consulting, advisory or other compensatory fees from the Company, except for the member’s fees for services as a Director and member of the Committee and any other Committees of the Board.

Responsibilities

In carrying out its purposes, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. In carrying out its purposes, the following should be considered within the responsibilities and authority of the Committee:

1.	Select Independent Auditors. Select the independent auditors annually.
2.

Matters Concerning the Independence of Independent Auditors. Ensure that the Committee receives from the independent auditors the written disclosures and letter required by Independent Standards Board Standard No. 1 (See attached summary) delineating all relationships between the independent auditors and the Company; the Committee shall discuss with the independent auditors their independence, including any disclosed relationships or services that may impact the auditors’ objectivity and independence. If deemed appropriate by the Committee, the Committee may recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of their independence.

Confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC.

Set policies for the Company’s hiring of employees or former employees of the independent auditor.

Preapprove permitted non-audit services and all audit, review or attest engagements required under the securities laws to be rendered by the independent auditors (including the fees and terms thereof). Alternatively, the Company may enter into engagements to render such services pursuant to pre-approval policies and procedures established by the Audit Committee; provided, that such policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies and procedures do not include the delegation of Audit Committee responsibilities under the Exchange Act to management. Moreover, the pre-approval requirement for permissible non-audit services shall be waived under certain circumstances described in Section 10A of the Exchange Act.

3.

Review Quality Control Process of Independent Auditor. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Present the conclusions of its review with respect to the independent auditors to the Board.

4.	Review Audit Plan. Review with the independent auditors their plans for, and the scope of, their annual audit.

5.

Conduct of Audit. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (see attached summary) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

6.

Review Audit Results. Review with the independent auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100.

7.

Review Annual Financial Statements. Review and discuss with management and the independent auditors the audited financial statements and the disclosures to be made in management’s discussion and analysis. Based on the foregoing, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

8.

Review Quarterly Financial Results. Review and discuss with management the Company’s earnings releases (paying particular attention to any use of “pro-forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (this may be done generally and need not occur in advance of each earnings release or each instance in which the Company may provide earnings guidance).

9.

Review Quarterly Financial Statements. Review and discuss with management and the independent auditor the quarterly financial statements and the disclosures to be made in the MD&A prior to filing the 10-Q. Discuss with the independent auditors their review of the quarterly financial statements.

10.

Financial Reporting Issues and Judgments: Related Matters. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

Review and discuss reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.
(b)

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
(d)	Reports and disclosures of any insider or affiliated party transactions.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

11.

Review Internal Audit Program. To the extent that the Company utilizes internal auditors and/or other persons performing such functions, such persons, shall report to the Committee and the Committee shall review and discuss with such persons, the internal audit function, the internal auditors’ budget, staffing, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with the Company’s independent auditors, the results of the internal audit and a specific review of any significant issues, including any significant difficulties, disagreements with management or scope restrictions encountered.

12.

Complaints Regarding Accounting and Auditing Matters. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

13.

Review Systems of Internal Accounting Controls. Review with management, the senior corporate auditing manager, the independent auditors and, as applicable, other persons performing the internal audit function, the adequacy of the Company’s internal accounting controls that could significantly affect the Company’s financial statements.

Review disclosures made to Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting. Review, discuss with the Chief Financial Officer, the senior corporate auditing manager, the independent auditors, and, as applicable, other persons performing the internal audit function, the Company’s report on internal controls over financial reporting and the auditors attestation relating thereto, prior to such documents being included in the Form 10-K.

14.	Securities Exchange Act of 1934. Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 (see attached summary) has not been implicated.
15.	Legal Compliance and Risk Management Matters.
•

At least annually, the Committee will meet with the management to review compliance with laws and regulations, including material reports or inquiries received from governmental agencies and material litigation.

•	Review with the Company’s counsel legal matters that may have a material impact on the financial statements and legal and compliance matters that involve financial reporting or SEC compliance.
•

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

16.	Prepare Proxy Statement Report. Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.
17.

Code of Business Conduct and Ethics. Confirm with management on at least an annual basis that the Company’s Code of Business Conduct and Ethics has been communicated by the Company to all directors, officers and employees with a direction that all such persons certify that they have read and understood and will comply with the Code of Business Conduct and Ethics.

18.

Review Other Matters. Review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

19.

Board Reports. Regularly report its activities to the Board in such manner and at such times as it deems appropriate. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the corporate auditors.

20.	Review Committee Performance. Annually review its own performance.
21.	Review Charter. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.
22.	Related Party Transactions. Unless reviewed by a comparable body of the Board of Directors, review and provide oversight of all related party transactions.

Advisors

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee may also utilize the services of the Company’s regular legal counsel and other advisors to the Company.

Funding for Independent Auditors and Advisors

The Company shall provide for appropriate funding, as determined by the Committee, for payment of:

•	compensation to the independent auditor for the purpose of rendering or issuing an audit report and for any other services approved by the Committee,
•	compensation for any other advisors retained by the Committee, and
•	ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.
•	Audit Committee Charter reference sheet:

1.	Independence Standards Board Standard No. 1

Under ISB Standard No. 1, at least annually, an auditor must (1) disclose to the audit committee, in writing, all relationships between the auditor and its related entities that in the auditors’ professional judgment may reasonably be thought to bear on independence, (2) confirm in the letter that, in its professional judgment, it is independent of the company, and (3) discuss the auditors’ independence with the audit committee.

2.	Statement on Accounting Standard No. 61

SAS No. 61 requires an independent auditor to communicate to the audit committee matters related to the conduct of the audit such as the selection of and changes in significant accounting policies, the methods used to account for significant unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

3.	Statement on Accounting Standards No. 100

SAS No. 100 requires an independent auditor to be satisfied that any significant matters identified as a result of interim review procedures have been brought to the attention of the audit committee, either by management or the auditor. If it is not possible for the auditor to make such communications prior to the filing, they should be made as soon as practicable thereafter.

4.	Section 10A(b) of Securities Exchange Act of 1934

Section 10A(b) of the Securities Exchange Act of 1934, which is part of the Private Securities Litigation Reform Act of 1995, requires an independent auditor to inform management of, and assure that the audit committee is adequately informed with respect to, illegal acts that have come to the attention of the auditors in the course of their audits.

ANNUAL MEETING OF SHAREHOLDERS OF

CARACO PHARMACEUTICAL LABORATORIES, LTD.

September 14, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report

are available at https://materials.proxyvote.com/14075T

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES.” PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of three directors.

NOMINEES
☐	FOR ALL NOMINEES	¡	Dillip S. Shanghvi
		¡	Gurpartap Singh Sachdeva
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	John D. Crissman

☐	FOR ALL EXCEPT (See instructions below)

	INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

2. To such other business as may properly come before the Annual Meeting or any adjourment(s) or continuation thereof.

Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date

NOTE:

Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CARACO PHARMACEUTICAL LABORATORIES, LTD.

     This Proxy is Solicited by the Board of Directors of Caraco Pharmaceutical Laboratories, Ltd.

The undersigned hereby appoints Robert Kurkiewicz and Donna Griffith, or either of them, each with power of substitution, to act as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Shareholders (“Annual Meeting”) of Caraco Pharmaceutical Laboratories, Ltd. (“Caraco”) to be held at the Ritz Carlton, Dearborn, 300 Town Center Drive,  Michigan 48126 on Monday, September 14, 2009 at 11:00 a.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on all matters coming before the Annual Meeting, including the business identified on this Proxy and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 29, 2009 (“2009 Proxy Statement”).

This revocable Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made on an executed Proxy, this Proxy will be voted by the proxies “FOR” the election as directors of the persons named in Proposal 1. Discretionary authority is conferred by this Proxy with respect to certain matters as described in the 2009 Proxy Statement.

The undersigned acknowledges receipt of the 2009 Proxy Statement. Regardless of whether you plan to attend the Annual Meeting, you can be sure your shares are represented at the Annual Meeting by signing, dating and returning your proxy card in the enclosed envelope.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

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